Exhibit 99.1

Equity Residential Reports Second Quarter Results

Same Store NOI Increases 4.9%

CHICAGO--(BUSINESS WIRE)--Equity Residential (NYSE:EQR) today reported results for the quarter and six months ended June 30, 2008. All per share results are reported on a fully-diluted basis.

“We are very pleased with our operating performance for the first half of the year with solid occupancy and good revenue growth across most of our major markets,” said David J. Neithercut, Equity Residential’s President and CEO. “And we will produce good results for the year, with same store revenue growth of 3% to 3.5%, which is modestly short of our original expectations as many of our markets are feeling the impact of job losses due to a challenging economic environment.”

Second Quarter 2008

For the quarter ended June 30, 2008, the company reported earnings of $0.47 per share compared to $0.95 per share in the second quarter of 2007. The decrease is primarily attributable to lower gains on property sales due to a lower volume of property sales in 2008.

Funds from Operations (FFO) for the quarter ended June 30, 2008 were $0.64 per share compared to $0.60 per share in the same period of 2007. The $0.04 per share increase in the second quarter of 2008 is due primarily to:

  A net positive impact of approximately $0.03 per share from higher total net operating income (NOI) as a result of higher NOI from the company’s same store portfolio and the lease up of development and other non-same store properties, partially offset by dilution from the company’s 2007 and 2008 transaction activity;
  A net cumulative positive impact on interest expense and preferred share distributions of approximately $0.08 per share due primarily to lower floating rates of interest, the use of sales proceeds to pay down debt, higher capitalized interest, lower debt extinguishment costs and lower share count, partially offset by the increased interest expense associated with the company’s 2007 share buyback;
  A negative impact of approximately $0.04 per share from the company’s condominium operations; and
  A negative impact of approximately $0.03 per share due to higher income taxes, no gains on land sales and certain other non-comparable items listed on page 24 of this release.

Six Months Ended June 30, 2008

For the six months ended June 30, 2008, the company reported earnings of $0.98 per share compared to $1.35 per share in the same period of 2007.

FFO for the six months ended June 30, 2008 were $1.23 per share compared to $1.15 per share in the same period of 2007.

Same Store Results

On a same store second quarter to second quarter comparison, which includes 123,246 apartment units, revenues increased 4.0%, expenses increased 2.4% and NOI increased 4.9%. The increase in same store revenues was driven primarily by an increase in average rental rate.

On a same store six-month to six-month comparison, which includes 119,546 apartment units, revenues increased 3.8%, expenses increased 2.0% and NOI increased 4.8%. The increase in same store revenues was driven primarily by an increase in average rental rate.

Acquisitions/Dispositions

During the second quarter of 2008, the company acquired four properties, consisting of 1,666 apartment units, for an aggregate purchase price of $295.0 million at an average capitalization (cap) rate of 6.0%. In addition, the company acquired an uncompleted development property for a purchase price of $31.7 million.

Also during the quarter, the company sold eight properties, consisting of 1,965 apartment units, for an aggregate sale price of $206.9 million at an average cap rate of 5.6% generating an unlevered internal rate of return (IRR) of 10.9%. In addition, the company sold 32 condominium units for an aggregate sale price of $6.1 million.

During the first six months of 2008, the company acquired six properties, consisting of 1,837 apartment units, for an aggregate purchase price of $336.9 million at an average cap rate of 5.9%, as well as an uncompleted development property for a purchase price of $31.7 million.

Also during the first six months of 2008, the company sold 23 properties, consisting of 5,282 apartment units, for an aggregate sale price of $478.5 million at an average cap rate of 5.7% generating an unlevered IRR of 10.7%. In addition, the company sold 73 condominium units for an aggregate sale price of $15.5 million.

Liquidity

The company recently agreed to borrow $550 million in a loan originated by Wells Fargo (NYSE:WFC) for repurchase by Fannie Mae (NYSE:FNM). This is a secured loan with an all-in effective interest rate of approximately 6%. The loan is interest only and matures in 11.5 years with the first 10.5 years fixed and the last year at a floating rate of interest. The funding is expected to occur in late August 2008. Equity Residential currently has approximately $1.4 billion available on its unsecured revolving credit facility and approximately $145 million of unrestricted cash. These existing funding sources, combined with the new Fannie Mae/Wells Fargo borrowing, give the company ample liquidity to meet its 2008 and 2009 funding requirements.

Third Quarter 2008 Earnings Guidance

The company has established an FFO guidance range of $0.61 to $0.65 per share for the third quarter of 2008. When compared to the second quarter 2008, the company’s third quarter FFO results will reflect a continued contribution from good same store operating performance and be negatively impacted by approximately $0.01 per share in connection with the timing of its new secured loan from Fannie Mae.

Full Year 2008 Guidance

The company has revised its guidance for its full year 2008 same store operating performance, funds from operations results and transactions activities as well as other items listed on page 25 of this release. The changes to the full year same store and FFO guidance are listed below:

	Previous	Revised
Same store:
Revenue change	3.00% to 4.00%	3.00% to 3.50%
Expense change	2.50% to 3.25%	2.25% to 2.50%
NOI change	3.00% to 4.75%	3.50% to 4.00%

FFO	$2.45 to $2.60	$2.45 to $2.55

The company’s full year 2008 FFO results will reflect a continued contribution from good same store operating performance and be negatively impacted by approximately $0.04 per share due to losses from its condominium conversion business and $0.02 per share from the timing of its new secured loan from Fannie Mae. As a result, the company anticipates FFO results at the midpoint of the revised guidance range.

Third Quarter 2008 Conference Call

Equity Residential expects to announce third quarter 2008 results on Wednesday, October 29, 2008 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, October 30, 2008.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 564 properties located in 23 states and the District of Columbia, consisting of 150,699 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2008 will take place tomorrow, Thursday, July 31, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2008	2007	2008	2007
REVENUES
Rental income	$ 1,047,943	$ 957,654	$ 532,809	$ 489,124
Fee and asset management	5,010	4,703	2,716	2,436

Total revenues	1,052,953	962,357	535,525	491,560

EXPENSES
Property and maintenance	271,876	250,832	135,769	125,446
Real estate taxes and insurance	109,940	102,455	54,613	50,686
Property management	40,587	47,262	19,450	22,420
Fee and asset management	4,171	4,504	1,991	2,163
Depreciation	290,605	280,941	145,485	143,456
General and administrative	24,191	20,816	11,774	11,447
Impairment	703	394	584	158

Total expenses	742,073	707,204	369,666	355,776

Operating income	310,880	255,153	165,859	135,784

Interest and other income	8,181	6,216	4,813	3,778
Interest:
Expense incurred, net	(234,731)	(232,445)	(117,484)	(121,789)
Amortization of deferred financing costs	(4,340)	(5,832)	(2,179)	(3,611)

Income before income and other taxes, allocation to Minority Interests, loss from investments in unconsolidated entities, net gain on sales of land parcels and discontinued operations	79,990	23,092	51,009	14,162
Income and other tax (expense) benefit	(4,624)	(698)	(1,628)	(101)
Allocation to Minority Interests:
Operating Partnership, net	(4,167)	(640)	(2,735)	(671)
Preference Interests and Units	(7)	(434)	(3)	(211)
Partially Owned Properties	(1,659)	(779)	(1,391)	(187)
Loss from investments in unconsolidated entities	(190)	(363)	(95)	(134)
Net gain on sales of land parcels	-	4,516	-	4,516
Income from continuing operations, net of minority interests	69,343	24,694	45,157	17,374
Discontinued operations, net of minority interests	203,751	383,944	87,455	265,027
Net income	273,094	408,638	132,612	282,401
Preferred distributions	(7,259)	(14,840)	(3,626)	(7,416)
Net income available to Common Shares	$ 265,835	$ 393,798	$ 128,986	$ 274,985

Earnings per share - basic:
Income from continuing operations available to Common Shares	$ 0.23	$ 0.03	$ 0.15	$ 0.04
Net income available to Common Shares	$ 0.99	$ 1.37	$ 0.48	$ 0.97
Weighted average Common Shares outstanding	269,196	288,316	269,608	284,424

Earnings per share - diluted:
Income from continuing operations available to Common Shares	$ 0.23	$ 0.03	$ 0.15	$ 0.03
Net income available to Common Shares	$ 0.98	$ 1.35	$ 0.47	$ 0.95
Weighted average Common Shares outstanding	289,921	311,963	290,445	307,631

Distributions declared per Common Share outstanding	$ 0.9650	$ 0.9250	$ 0.4825	$ 0.4625

EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2008	2007	2008	2007

Net income	$ 273,094	$ 408,638	$ 132,612	$ 282,401
Allocation to Minority Interests - Operating Partnership, net	4,167	640	2,735	671
Adjustments:
Depreciation	290,605	280,941	145,485	143,456
Depreciation - Non-real estate additions	(4,081)	(4,173)	(2,030)	(2,138)
Depreciation - Partially Owned and Unconsolidated Properties	2,040	2,081	1,006	1,138
Discontinued operations:
Depreciation	3,569	30,800	1,109	13,611
Gain on sales of discontinued operations, net of minority interests	(201,329)	(361,525)	(86,568)	(256,569)
Net incremental (loss) gain on sales of condominium units	(3,090)	13,587	(3,456)	8,903
Minority Interests - Operating Partnership	162	1,487	58	560

FFO (1)(2)	365,137	372,476	190,951	192,033
Preferred distributions	(7,259)	(14,840)	(3,626)	(7,416)

FFO available to Common Shares and OP Units - basic (1) (2)	$ 357,878	$ 357,636	$ 187,325	$ 184,617

FFO available to Common Shares and OP Units - diluted (1) (2)	$ 358,219	$ 358,035	$ 187,493	$ 184,811

FFO per share and OP Unit - basic	$ 1.25	$ 1.16	$ 0.65	$ 0.61

FFO per share and OP Unit - diluted	$ 1.23	$ 1.15	$ 0.64	$ 0.60

Weighted average Common Shares and OP Units outstanding - basic	287,260	307,582	287,440	303,511

Weighted average Common Shares and OP Units outstanding - diluted	290,360	312,478	290,878	308,131

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

EQUITY RESIDENTIAL
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Investment in real estate
Land	$ 3,684,584	$ 3,607,305
Depreciable property	13,899,777	13,556,681
Projects under development	763,327	828,530
Land held for development	358,955	340,834
Investment in real estate	18,706,643	18,333,350
Accumulated depreciation	(3,343,071)	(3,170,125)
Investment in real estate, net	15,363,572	15,163,225

Cash and cash equivalents	273,600	50,831
Investments in unconsolidated entities	3,308	3,547
Deposits - restricted	217,107	253,276
Escrow deposits - mortgage	19,637	20,174
Deferred financing costs, net	54,785	56,271
Other assets	151,214	142,453
Total assets	$ 16,083,223	$ 15,689,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$ 4,103,913	$ 3,605,971
Notes, net	5,765,803	5,763,762
Lines of credit	-	139,000
Accounts payable and accrued expenses	148,660	109,385
Accrued interest payable	116,985	124,717
Other liabilities	303,806	322,975
Security deposits	64,225	62,159
Distributions payable	141,478	141,244
Total liabilities	10,644,870	10,269,213

Commitments and contingencies
Minority Interests:
Operating Partnership	320,754	331,626
Preference Interests and Units	184	184
Partially Owned Properties	25,842	26,236
Total Minority Interests	346,780	358,046

Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,963,975 shares issued and outstanding as of June 30, 2008 and 1,986,475 shares issued and outstanding as of December 31, 2007	209,099	209,662
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 270,927,139 shares issued and outstanding as of June 30, 2008 and 269,554,661 shares issued and outstanding as of December 31, 2007	2,709	2,696
Paid in capital	4,295,637	4,266,538
Retained earnings	604,373	599,504
Accumulated other comprehensive loss	(20,245)	(15,882)
Total shareholders' equity	5,091,573	5,062,518
Total liabilities and shareholders' equity	$ 16,083,223	$ 15,689,777

EQUITY RESIDENTIAL

Portfolio Summary
As of June 30, 2008

	Markets	Properties	Units	% of Total Units	% of 2008 Stabilized NOI	Average Rental Rate (1)

1	New York Metro Area	22	6,246	4.1%	10.1%	$ 2,752
2	DC Northern Virginia	26	8,781	5.8%	8.3%	1,659
3	Los Angeles	37	7,714	5.1%	8.2%	1,783
4	South Florida	39	12,897	8.6%	8.1%	1,301
5	Seattle/Tacoma	48	11,071	7.4%	7.2%	1,338
6	Boston	37	6,217	4.1%	6.2%	1,867
7	San Francisco Bay Area	33	6,623	4.4%	6.0%	1,673
8	Phoenix	41	11,780	7.8%	5.6%	933
9	Denver	26	8,902	5.9%	4.9%	991
10	San Diego	14	4,491	3.0%	4.3%	1,644
11	Orlando	25	7,877	5.2%	4.3%	1,033
12	Atlanta	30	9,110	6.0%	4.1%	957
13	Inland Empire, CA	15	4,655	3.1%	3.6%	1,358
14	Suburban Maryland	21	5,559	3.7%	3.2%	1,189
15	Orange County	10	3,307	2.2%	3.2%	1,601
16	New England (excluding Boston)	33	4,925	3.3%	2.5%	1,102
17	Jacksonville	12	3,951	2.6%	1.8%	898
18	Portland, OR	11	3,713	2.5%	1.8%	957
19	Tampa/Ft. Myers	11	3,414	2.3%	1.4%	933
20	Dallas/Ft. Worth	15	3,631	2.4%	1.3%	919

	Top 20 Total	506	134,864	89.5%	96.1%	1,345

21	Austin	9	2,985	2.0%	1.3%	897
22	Raleigh/Durham	12	3,058	2.0%	1.2%	812
23	Central Valley, CA	11	1,853	1.2%	0.9%	1,108
24	Other EQR	17	3,784	2.5%	0.5%	851

	Total	555	146,544	97.2%	100.0%	1,309

	Condominium Conversion	8	424	0.3%	-	-
	Military Housing	1	3,731	2.5%	-	-

	Grand Total	564	150,699	100.0%	100.0%	$ 1,309

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of June 2008.

EQUITY RESIDENTIAL

Portfolio as of June 30, 2008

		Properties	Units

Wholly Owned Properties		491	130,813
Partially Owned Properties:
Consolidated		28	5,709
Unconsolidated		44	10,446
Military Housing (Fee Managed)		1	3,731
		564	150,699

Portfolio Rollforward Q2 2008

	Properties	Units	$ Thousands	Cap Rate

3/31/2008	565	149,769

Acquisitions:
Rental Properties	4	1,666	$ 295,000	6.0%
Uncompleted Developments (1)	-	-	$ 31,705
Dispositions:
Rental Properties	(8)	(1,965)	$ (206,906)	5.6%
Condominium Conversion Properties	(1)	(32)	$ (6,053)
Completed Developments	4	1,261

6/30/2008	564	150,699

Portfolio Rollforward 2008

	Properties	Units	$ Thousands	Cap Rate

12/31/2007	579	152,821

Acquisitions:
Rental Properties	6	1,837	$ 336,863	5.9%
Uncompleted Developments (1)	-	-	$ 31,705
Dispositions:
Rental Properties	(23)	(5,282)	$ (478,549)	5.7%
Condominium Conversion Properties	(3)	(73)	$ (15,498)
Completed Developments	5	1,393
Configuration Changes	-	3

6/30/2008	564	150,699

(1) Represents the acquisition of Mosaic at Metro in Hyattsville, Maryland. See the Consolidated Development Projects on page 20 for further information.

EQUITY RESIDENTIAL

Second Quarter 2008 vs. Second Quarter 2007
Quarter over Quarter Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 123,246 Same Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q2 2008	$ 461,335	$ 167,284	$ 294,051	$ 1,315	95.0%	15.9%
Q2 2007	$ 443,721	$ 163,420	$ 280,301	$ 1,268	94.8%	16.4%
Change	$ 17,614	$ 3,864	$ 13,750	$ 47	0.2%	(0.5%)
Change	4.0%	2.4%	4.9%	3.7%

Second Quarter 2008 vs. First Quarter 2008
Sequential Quarter over Quarter Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 128,991 Same Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q2 2008	$ 489,456	$ 178,642	$ 310,814	$ 1,334	94.9%	16.0%
Q1 2008	$ 481,315	$ 181,228	$ 300,087	$ 1,321	94.3%	13.7%
Change	$ 8,141	$ (2,586)	$ 10,727	$ 13	0.6%	2.3%
Change	1.7%	(1.4%)	3.6%	1.0%

June YTD 2008 vs. June YTD 2007
YTD over YTD Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 119,546 Same Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
YTD 2008	$ 889,236	$ 327,018	$ 562,218	$ 1,311	94.7%	29.6%
YTD 2007	$ 856,947	$ 320,631	$ 536,316	$ 1,262	94.8%	29.9%
Change	$ 32,289	$ 6,387	$ 25,902	$ 49	(0.1%)	(0.3%)
Change	3.8%	2.0%	4.8%	3.9%

(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI").  NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense.  The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Same Store NOI Reconciliation
Second Quarter 2008 vs. Second Quarter 2007

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Second Quarter 2008 Same Store Properties:

	Quarter Ended June 30,
	2008	2007
	(Amounts in thousands)

Operating income	$ 165,859	$ 135,784
Adjustments:
Non-same store operating results	(28,926)	(10,271)
Fee and asset management revenue	(2,716)	(2,436)
Fee and asset management expense	1,991	2,163
Depreciation	145,485	143,456
General and administrative	11,774	11,447
Impairment	584	158

Same store NOI	$ 294,051	$ 280,301

Same Store NOI Reconciliation
June YTD 2008 vs. June YTD 2007

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Six-Month 2008 Same Store Properties:

	Six Months Ended June 30,
	2008	2007
	(Amounts in thousands)

Operating income	$ 310,880	$ 255,153
Adjustments:
Non-same store operating results	(63,322)	(20,789)
Fee and asset management revenue	(5,010)	(4,703)
Fee and asset management expense	4,171	4,504
Depreciation	290,605	280,941
General and administrative	24,191	20,816
Impairment	703	394

Same store NOI	$ 562,218	$ 536,316

EQUITY RESIDENTIAL

Second Quarter 2008 vs. Second Quarter 2007
Same Store Results by Market

						Increase (Decrease) from Prior Year's Quarter
			Q2 2008	Q2 2008	Q2 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	5,443	9.8%	$ 2,712	96.1%	5.0%	3.3%	5.8%	5.3%	(0.2%)
2	South Florida	11,433	8.5%	1,312	94.0%	0.3%	2.8%	(1.4%)	(0.6%)	0.8%
3	Los Angeles	6,864	8.0%	1,754	94.9%	4.3%	3.2%	4.7%	4.8%	(0.5%)
4	Seattle/Tacoma	8,604	7.4%	1,364	95.0%	9.2%	4.1%	12.2%	9.3%	0.0%
5	DC Northern Virginia	6,870	7.1%	1,543	96.1%	5.9%	(2.9%)	10.5%	4.7%	1.0%
6	Boston	5,649	6.5%	1,890	96.2%	4.2%	1.8%	5.7%	3.6%	0.5%
7	San Francisco Bay Area	5,793	6.1%	1,627	95.6%	7.7%	3.5%	9.8%	8.1%	(0.4%)
8	Phoenix	9,990	5.5%	925	94.1%	(0.1%)	2.2%	(1.4%)	(0.9%)	0.7%
9	Denver	7,605	4.7%	967	95.1%	6.6%	4.4%	7.8%	7.1%	(0.4%)
10	Orlando	7,243	4.5%	1,032	93.8%	(1.2%)	0.4%	(2.1%)	(1.3%)	0.1%
11	Atlanta	7,926	4.4%	985	95.1%	4.4%	4.1%	4.7%	4.5%	(0.1%)
12	San Diego	3,822	4.1%	1,645	94.5%	3.2%	2.1%	3.7%	3.5%	(0.3%)
13	Inland Empire, CA	4,355	3.8%	1,358	95.0%	2.5%	1.3%	3.1%	1.2%	1.2%
14	Orange County	3,175	3.4%	1,606	94.5%	3.6%	0.7%	5.0%	4.6%	(1.0%)
15	New England (excluding Boston)	4,925	2.8%	1,107	95.2%	2.2%	(0.1%)	4.2%	2.2%	(0.1%)
16	Suburban Maryland	3,687	2.6%	1,172	95.2%	9.0%	6.6%	10.5%	7.0%	1.7%
17	Portland, OR	3,409	2.0%	969	95.4%	5.4%	1.7%	7.9%	6.2%	(0.7%)
18	Jacksonville	3,231	1.7%	899	93.6%	(2.4%)	2.8%	(5.7%)	(1.5%)	(0.9%)
19	Dallas/Ft. Worth	2,601	1.4%	990	96.0%	4.8%	7.3%	3.0%	4.6%	0.2%
20	Austin	2,985	1.4%	901	95.6%	6.2%	2.4%	9.9%	5.7%	0.5%
	Top 20 Markets	115,610	95.7%	1,339	95.0%	4.0%	2.4%	5.0%	3.8%	0.2%
	All Other Markets	7,636	4.3%	952	95.1%	2.7%	1.0%	3.8%	1.8%	0.8%
	Total	123,246	100.0%	$ 1,315	95.0%	4.0%	2.4%	4.9%	3.7%	0.2%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Second Quarter 2008 vs. First Quarter 2008
Sequential Same Store Results by Market

						Increase (Decrease) from Prior Quarter
			Q2 2008	Q2 2008	Q2 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	6,246	10.4%	$ 2,760	95.1%	3.5%	(7.2%)	10.0%	1.5%	1.9%
2	South Florida	11,761	8.2%	1,308	94.1%	0.9%	0.7%	1.1%	0.3%	0.6%
3	DC Northern Virginia	7,661	8.1%	1,653	96.1%	2.7%	(5.6%)	6.9%	1.3%	1.3%
4	Los Angeles	6,864	7.5%	1,754	94.9%	1.9%	(0.4%)	3.0%	0.5%	1.3%
5	Seattle/Tacoma	8,708	7.1%	1,369	95.0%	4.0%	0.2%	6.2%	3.1%	0.9%
6	San Francisco Bay Area	6,364	6.4%	1,669	95.8%	1.7%	1.7%	1.7%	1.3%	0.4%
7	Boston	5,805	6.3%	1,878	96.2%	2.2%	(3.4%)	6.0%	1.5%	0.6%
8	Phoenix	10,238	5.4%	927	94.1%	(1.6%)	0.6%	(3.0%)	(0.4%)	(1.2%)
9	Denver	8,355	4.9%	981	95.2%	1.4%	3.9%	0.1%	1.2%	0.1%
10	San Diego	4,491	4.5%	1,631	94.3%	1.0%	(3.1%)	3.1%	0.6%	0.4%
11	Orlando	7,525	4.4%	1,035	93.8%	(0.4%)	(3.5%)	1.6%	(0.7%)	0.3%
12	Atlanta	7,926	4.1%	985	95.1%	2.1%	1.1%	2.8%	1.1%	1.0%
13	Inland Empire, CA	4,355	3.6%	1,358	95.0%	1.1%	(0.9%)	2.1%	(1.2%)	2.2%
14	Orange County	3,175	3.2%	1,606	94.5%	1.2%	1.5%	1.0%	0.7%	0.4%
15	New England (excluding Boston)	4,925	2.7%	1,107	95.2%	1.4%	(7.0%)	10.1%	0.3%	1.1%
16	Suburban Maryland	3,977	2.6%	1,148	95.3%	4.2%	(0.8%)	7.5%	2.0%	2.0%
17	Portland, OR	3,409	1.9%	969	95.4%	1.4%	(1.5%)	3.3%	1.0%	0.4%
18	Jacksonville	3,711	1.8%	914	93.6%	(1.4%)	(1.7%)	(1.2%)	(1.4%)	0.1%
19	Tampa	2,854	1.5%	954	94.4%	(0.2%)	(4.1%)	2.7%	(0.7%)	0.5%
20	Dallas/Ft. Worth	2,601	1.4%	990	96.0%	2.3%	5.3%	0.1%	1.7%	0.6%
	Top 20 Markets	120,951	96.0%	1,361	94.9%	1.7%	(1.6%)	3.7%	1.0%	0.7%
	All Other Markets	8,040	4.0%	938	95.5%	1.4%	2.5%	0.6%	1.0%	0.4%
	Total	128,991	100.0%	$ 1,334	94.9%	1.7%	(1.4%)	3.6%	1.0%	0.6%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

June YTD 2008 vs. June YTD 2007
Same Store Results by Market

						Increase (Decrease) from Prior Year
			Jun YTD 08	Jun YTD 08	Jun YTD 08
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	5,443	9.9%	$ 2,710	95.2%	5.0%	4.5%	5.2%	6.0%	(0.9%)
2	Los Angeles	6,748	8.0%	1,739	94.2%	4.2%	1.8%	5.3%	5.2%	(0.9%)
3	Seattle/Tacoma	8,402	7.4%	1,346	94.4%	8.6%	3.2%	11.9%	8.9%	(0.2%)
4	DC Northern Virginia	6,870	7.2%	1,535	95.5%	4.5%	(2.4%)	8.2%	3.9%	0.5%
5	South Florida	9,347	7.1%	1,295	93.9%	(0.7%)	1.7%	(2.2%)	(0.9%)	0.2%
6	Boston	5,649	6.6%	1,876	95.8%	3.7%	4.2%	3.5%	2.3%	1.3%
7	San Francisco Bay Area	5,793	6.3%	1,616	95.3%	7.8%	1.2%	11.4%	8.2%	(0.4%)
8	Phoenix	9,350	5.5%	929	94.9%	0.4%	0.5%	0.4%	(0.5%)	0.9%
9	Denver	7,605	4.9%	962	95.1%	6.9%	0.9%	10.1%	7.2%	(0.3%)
10	Orlando	6,931	4.4%	1,037	93.6%	(1.5%)	1.5%	(3.2%)	(1.3%)	(0.2%)
11	Atlanta	7,744	4.4%	978	94.6%	3.9%	2.8%	4.8%	4.7%	(0.7%)
12	San Diego	3,822	4.3%	1,642	94.3%	3.5%	2.4%	4.0%	3.8%	(0.3%)
13	Inland Empire, CA	4,355	4.0%	1,366	94.0%	2.3%	0.1%	3.5%	2.3%	0.0%
14	Orange County	3,013	3.4%	1,606	94.2%	3.6%	0.7%	4.9%	5.1%	(1.3%)
15	New England (excluding Boston)	4,925	2.8%	1,105	94.7%	2.2%	3.9%	0.6%	2.5%	(0.4%)
16	Suburban Maryland	3,687	2.7%	1,160	94.3%	7.9%	1.0%	12.7%	6.7%	1.0%
17	Portland, OR	3,409	2.0%	966	95.1%	5.5%	2.8%	7.3%	6.0%	(0.4%)
18	Jacksonville	3,231	1.7%	908	93.6%	(1.0%)	3.2%	(3.7%)	0.0%	(1.0%)
19	Dallas/Ft. Worth	2,601	1.5%	982	95.7%	5.0%	5.1%	4.9%	4.4%	0.5%
20	Austin	2,985	1.5%	897	96.0%	5.9%	2.5%	8.9%	6.0%	(0.1%)
	Top 20 Markets	111,910	95.6%	1,336	94.7%	3.9%	2.1%	4.9%	3.9%	(0.1%)

	All Other Markets	7,636	4.4%	950	94.7%	2.0%	0.7%	2.9%	1.9%	0.0%
	Total	119,546	100.0%	$ 1,311	94.7%	3.8%	2.0%	4.8%	3.9%	(0.1%)

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Debt Summary as of June 30, 2008
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$ 4,103,913	41.6%	5.16%	8.0
Unsecured	5,765,803	58.4%	5.50%	5.8
Total	$ 9,869,716	100.0%	5.36%	6.7

Fixed Rate Debt:
Secured - Conventional	$ 2,917,404	29.6%	6.01%	6.0
Unsecured - Public/Private	5,003,472	50.7%	5.68%	5.9
Unsecured - Tax Exempt	111,390	1.1%	5.06%	20.8
Fixed Rate Debt	8,032,266	81.4%	5.78%	6.2

Floating Rate Debt:
Secured - Conventional	569,136	5.8%	3.84%	4.6
Secured - Tax Exempt	617,373	6.2%	2.51%	20.9
Unsecured - Public/Private	650,941	6.6%	4.29%	1.9
Unsecured - Revolving Credit Facility	-	-	4.29%	3.6
Floating Rate Debt	1,837,450	18.6%	3.56%	8.9

Total	$ 9,869,716	100.0%	5.36%	6.7

(1) Net of the effect of any derivative instruments.  Weighted average rates are for the six months ended June 30, 2008.

Note: The Company capitalized interest of approximately $29.5 million and $17.9 million during the six months ended June 30, 2008 and 2007, respectively. The Company capitalized interest of approximately $14.8 million and $10.0 million during the quarters ended June 30, 2008 and 2007, respectively.

Debt Maturity Schedule as of June 30, 2008
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average Rates
		Fixed Rate	Floating Rate		% of	on Fixed Rate	on Total Debt
Year		(1)	(1)	Total	Total	Debt (1)	(1)

2008		$ 338,298	$ 10,200	$ 348,498	3.5%	6.61%	6.54%
2009		458,479	526,129	984,608	10.0%	6.35%	5.08%
2010	(2)	287,526	612,525	900,051	9.1%	7.03%	4.62%
2011	(3)	1,531,880	41,537	1,573,417	16.0%	5.58%	5.50%
2012		907,912	-	907,912	9.2%	6.08%	6.08%
2013		566,310	-	566,310	5.7%	5.93%	5.93%
2014		517,460	-	517,460	5.2%	5.28%	5.28%
2015		355,565	-	355,565	3.6%	6.41%	6.41%
2016		1,089,312	-	1,089,312	11.0%	5.32%	5.32%
2017		803,642	456	804,098	8.2%	6.01%	6.01%
2018+		1,175,882	646,603	1,822,485	18.5%	5.75%	5.00%
Total		$ 8,032,266	$ 1,837,450	$ 9,869,716	100.0%	5.85%	5.44%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2008.

(2) Includes the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(3) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

EQUITY RESIDENTIAL

Unsecured Debt Summary as of June 30, 2008
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	7.500%	08/15/08	(1)	$ 130,000	$ -	$ 130,000
	4.750%	06/15/09	(2)	300,000	(263)	299,737
	6.950%	03/02/11		300,000	2,462	302,462
	6.625%	03/15/12		400,000	(1,089)	398,911
	5.500%	10/01/12		350,000	(1,467)	348,533
	5.200%	04/01/13		400,000	(562)	399,438
	5.250%	09/15/14		500,000	(382)	499,618
	6.584%	04/13/15		300,000	(754)	299,246
	5.125%	03/15/16		500,000	(412)	499,588
	5.375%	08/01/16		400,000	(1,500)	398,500
	5.750%	06/15/17		650,000	(4,578)	645,422
	7.125%	10/15/17		150,000	(603)	149,397
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(3)	650,000	(7,380)	642,620
Floating Rate Adjustments			(2)	(150,000)	-	(150,000)
				5,020,000	(16,528)	5,003,472

Fixed Rate Tax Exempt Notes:
	4.750%	12/15/28	(1)	35,600	-	35,600
	5.200%	06/15/29	(1)	75,790	-	75,790
				111,390	-	111,390

Floating Rate Notes:
		06/15/09	(2)	150,000	-	150,000
FAS 133 Adjustments - net			(2)	941	-	941
Term Loan Facility		10/05/10	(4)	500,000	-	500,000
				650,941	-	650,941

Revolving Credit Facility:		02/28/12	(5)	-	-	-

Total Unsecured Debt				$ 5,782,331	$ (16,528)	$ 5,765,803

(1) Notes are private. All other unsecured debt is public.

(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4) Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(5) As of June 30, 2008, there was no amount outstanding on the Company's $1.5 billion unsecured revolving credit facility which matures on February 28, 2012.

EQUITY RESIDENTIAL

Selected Unsecured Public Debt Covenants

	June 30,	March 31,
	2008	2008

Total Debt to Adjusted Total Assets (not to exceed 60%)	50.9%	51.3%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	21.2%	21.3%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.21	2.08

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	210.1%	207.2%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

EQUITY RESIDENTIAL

Capital Structure as of June 30, 2008
(Amounts in thousands except for share and per share amounts)

Secured Debt			$ 4,103,913	41.6%
Unsecured Debt			5,765,803	58.4%
Total Debt			9,869,716	100.0%	46.7%

Common Shares	270,927,139	93.8%
OP Units	17,798,574	6.2%
Total Shares and OP Units	288,725,713	100.0%
Common Share Equivalents (see below)	420,378
Total outstanding at quarter-end	289,146,091
Common Share Price at June 30, 2008	$ 38.27
			11,065,621	98.2%
Perpetual Preferred Equity (see below)			200,000	1.8%
Total Equity			11,265,621	100.0%	53.3%

Total Market Capitalization			$ 21,135,337		100.0%
Convertible Preferred Equity as of June 30, 2008
(Amounts in thousands except for share/unit and per share/unit amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares/Units	Value	Per Share/Unit	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	340,616	$ 8,515	$ 1.75	$ 596		1.1128	379,037
7.00% Series H	6/30/98	23,359	584	1.75	41		1.4480	33,824
Junior Preference Units:
8.00% Series B	7/29/09	7,367	184	2.00	15		1.020408	7,517
Total Convertible Preferred Equity		371,342	$ 9,283		$ 652	7.02%		420,378
Perpetual Preferred Equity as of June 30, 2008
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$ 50,000	$ 4.145	$ 4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720
Total Perpetual Preferred Equity		1,600,000	$ 200,000		$ 13,865	6.93%
EQUITY RESIDENTIAL

Common Share and Operating Partnership Unit (OP Unit)
Weighted Average Amounts Outstanding

	YTD Q208	YTD Q207	Q208	Q207

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	269,196,050	288,316,068	269,607,843	284,424,108
Shares issuable from assumed conversion/vesting of:
- OP Units	18,063,520	19,265,714	17,832,334	19,087,151
- share options/ restricted shares	2,661,461	4,381,549	3,004,340	4,119,457
Total Common Shares and OP Units - diluted	289,921,031	311,963,331	290,444,517	307,630,716

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	269,196,050	288,316,068	269,607,843	284,424,108
OP Units - basic	18,063,520	19,265,714	17,832,334	19,087,151
Total Common Shares and OP Units - basic	287,259,570	307,581,782	287,440,177	303,511,259
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	438,825	514,384	433,179	500,257
- share options/ restricted shares	2,661,461	4,381,549	3,004,340	4,119,457
Total Common Shares and OP Units - diluted	290,359,856	312,477,715	290,877,696	308,130,973

Period Ending Amounts Outstanding:
Common Shares - basic	270,927,139
OP Units - basic	17,798,574
Total Common Shares and OP Units - basic	288,725,713

EQUITY RESIDENTIAL

Partially Owned Entities as of June 30, 2008
(Amounts in thousands except for project and unit amounts)

		Consolidated					Unconsolidated
		Development Projects
		Held for and/or Under Development	Completed, Not Stabilized (4)	Completed and Stabilized	Other	Total	Institutional Joint Ventures

Total projects	(1)	-	2	5	21	28	44

Total units	(1)	-	410	1,405	3,894	5,709	10,446

Operating information for the six months
ended 6/30/08 (at 100%):
Operating revenue		$ 180	$ 245	$ 11,932	$ 28,982	$ 41,339	$ 52,090
Operating expenses		461	914	5,845	9,701	16,921	23,742
Net operating (loss) income		(281)	(669)	6,087	19,281	24,418	28,348
Depreciation		185	315	4,704	7,276	12,480	10,772
Other		-	-	1,538	12	1,550	156
Operating (loss) income		(466)	(984)	(155)	11,993	10,388	17,420
Interest and other income		38	9	45	235	327	312
Interest:
Expense incurred, net		-	(68)	(3,879)	(10,055)	(14,002)	(18,722)
Amortization of deferred financing costs		-	(5)	(63)	(66)	(134)	(308)
Income and other tax (expense) benefit		(112)	-	-	(46)	(158)	(214)
Net (loss) income		$ (540)	$ (1,048)	$ (4,052)	$ 2,061	$ (3,579)	$ (1,512)

Debt - Secured (2):
EQR Ownership (3)		$ 432,582	$ 71,984	$ 141,206	$ 289,058	$ 934,830	$ 121,200
Minority Ownership		-	-	-	13,321	13,321	363,600
Total (at 100%)		$ 432,582	$ 71,984	$ 141,206	$ 302,379	$ 948,151	$ 484,800

(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $76.8 million in mortgage bonds on various development projects.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete.  However, they may still require additional exterior and interior work for all units to be available for leasing.

EQUITY RESIDENTIAL

Consolidated Development Projects as of June 30, 2008
(Amounts in thousands except for project and unit amounts)

Projects	Location	No. of Units	Total Capital Cost (1)	Total Book Value To Date	Total Book Value Not Placed in Service	Total Debt		Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Key Isle at Windermere II	Orlando, FL	165	$ 29,058	$ 26,829	$ 26,829	$ -		99%	55%	34%	Q3 2008	Q1 2009
Mosaic at Metro (4)	Hyattsville, MD	260	61,483	33,916	33,916	26,589		60%	4%	-	Q4 2008	Q1 2010
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	269,958	148,824	148,824	-		60%	-	-	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	24,464	6,029	6,029	-		6%	-	-	Q2 2010	Q3 2010
Redmond Way	Redmond, WA	250	84,382	18,572	18,572	-		1%	-	-	Q1 2011	Q1 2012

Projects Under Development - Wholly Owned		1,255	469,345	234,170	234,170	26,589

Projects Under Development - Partially Owned:
Veridian (a.k.a. Silver Spring)	Silver Spring, MD	457	147,454	117,255	117,255	79,111		82%	2%	-	Q4 2008	Q3 2010
Third Square (a.k.a. 303 Third Street)	Cambridge, MA	482	248,307	200,415	200,415	112,524		86%	9%	-	Q4 2008	Q1 2010
Montclair Metro	Montclair, NJ	163	48,730	21,953	21,953	7,075		40%	-	-	Q2 2009	Q1 2010
Red Road Commons	South Miami, FL	404	128,816	64,445	64,445	17,388		35%	-	-	Q1 2010	Q3 2011
111 Lawrence Street	Brooklyn, NY	492	283,968	67,324	67,324	-		9%	-	-	Q2 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	57,765	57,765	163,160	(2)	9%	-	-	Q2 2011	Q2 2012

Projects Under Development - Partially Owned		2,478	1,027,833	529,157	529,157	379,258

Projects Under Development		3,733	1,497,178	763,327	763,327	405,847

Land Held for Development		N/A	-	358,955	358,955	53,324

Land/Projects Held for and/or Under Development		3,733	1,497,178	1,122,282	1,122,282	459,171

Completed Not Stabilized - Wholly Owned (3):
Bella Vista III	Woodland Hills, CA	264	73,337	73,211	-	-			97%	93%	Completed	Q3 2008
West End Apartments (a.k.a. Emerson/CRP II)	Boston, MA	310	167,952	155,778	-	-			74%	60%	Completed	Q1 2009
Highland Glen II	Westwood, MA	102	19,872	19,835	-	-			69%	66%	Completed	Q1 2009
Crowntree Lakes	Orlando, FL	352	58,628	56,035	-	-			40%	24%	Completed	Q4 2009
Reunion at Redmond Ridge	Redmond, WA	321	55,457	52,223	-	-			19%	15%	Completed	Q3 2010

Projects Completed Not Stabilized - Wholly Owned		1,349	375,246	357,082	-	-

Completed Not Stabilized - Partially Owned (3):
Alta Pacific	Irvine, CA	132	47,554	45,918	-	28,260	(2)		54%	40%	Completed	Q1 2009
1401 South State (a.k.a. City Lofts)	Chicago, IL	278	71,109	64,908	-	43,724			35%	20%	Completed	Q2 2009

Projects Completed Not Stabilized - Partially Owned		410	118,663	110,826	-	71,984

Projects Completed Not Stabilized		1,759	493,909	467,908	-	71,984

Total Projects		5,492	$1,991,087	$ 1,590,190	$1,122,282	$ 531,155

								Total Capital	Q2 2008
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Cost (1)	NOI
Projects Under Development								$ 1,497,178	$ (66)
Completed Not Stabilized								493,909	844
Completed and Stabilized During the Quarter								-	-
Total Development/Newly Stabilized NOI Contribution								$ 1,991,087	$ 778

(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $117.6 million held in escrow by the lender and released as draw requests are made.  This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at 6/30/08.

(3) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(4) Project was acquired on 6/25/08. The previous owner commenced development in the fourth quarter of 2005.

EQUITY RESIDENTIAL

Consolidated Condominium Conversion Projects as of June 30, 2008
(Amounts in thousands except for project and unit amounts)

				Units				2008 YTD Activity			Q2 2008
						Available for Sale
Projects	Location	Project Start Date (1)	Estimated Close Out Date	Total	Units Closed	Sold Not Closed	Available	Units Closed	Sales Price	FFO Incremental Gain on Sale (2)	Units Closed	Sales Price	FFO Incremental Gain on Sale (2)

For Sale
South Palm Place	Tamarac, FL	Q2 2005	Q3 2008	208	207	-	1	5	$746	$(325)	4	$563	$(302)
Park Bloomingdale	Bloomingdale, IL	Q2 2006	Q4 2008	250	209	9	32	29	5,109	14	19	3,338	57
Belle Arts	Bellevue, WA	Q4 2006	Q4 2008	128	127	-	1	-	-	1	-	-	-
Arrington Place	Issaquah, WA	Q1 2007	Q2 2009	130	63	3	64	18	4,754	316	5	1,269	57
The Cleo (The Alexandria)	Los Angeles, CA	Q3 2007	Q2 2009	104	-	31	73	-	-	-	-	-	-
Verde (Mission Verde)	San Jose, CA	Q3 2007	Q3 2009	108	-	22	86	-	-	-	-	-	-

				928	606	65	257	52	10,609	6	28	5,170	(188)

Closed Out
Chantecleer Lakes	Naperville, IL	Q4 2005	Q1 2008	304	304	-	-	2	326	29	-	-	(5)
Pacific Cove	Playa Del Ray, CA	Q3 2006	Q1 2008	80	80	-	-	1	520	(61)	-	-	(47)
Milano Terrace	Scottsdale, AZ	Q2 2005	Q2 2008	224	224	-	-	18	4,043	230	4	883	22
Projects closed out prior to 2008 (2)				4,289	4,289	-	-	-	-	(3,294)	-	-	(3,238)

				4,897	4,897	-	-	21	4,889	(3,096)	4	883	(3,268)

Totals			6	5,825	5,503	65	257	73	$15,498	$(3,090)	32	$6,053	$(3,456)

Net incremental loss on sales of condominium units (2)										$(3,090)			$(3,456)
Corporate overhead (property management expense)										(1,412)			(676)
Other expenses										(255)			(51)
Discontinued operating loss of active conversions										(2,497)			(1,185)
Income of halted conversions (3)										709			453

Pre-tax net loss - Condominium division (4)										$(6,545)			$(4,915)

(1)Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2) Amounts are net of $173,000 and $71,000 in reserves for potential homeowners disputes for the six months and quarter ended June 30, 2008, respectively. The company recorded an additional reserve of $3,197,000 on various projects closed out prior to 2008.

(3) Halted conversions includes the results of Sheridan Lake Club (Dania Beach Club), Sage, The Martine (Crosspointe) and The Hamilton.

(4) Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation.

Also excludes depreciation expense on halted conversions (active conversions are not depreciated) and excludes income and other taxes on condominium sales and operations, if any.

EQUITY RESIDENTIAL

Maintenance Expenses and Capitalized Improvements to Real Estate
For the Six Months Ended June 30, 2008
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate							Total Expenditures

	Total		Avg.		Avg.		Avg.		Avg.	Building	Avg.		Avg.			Avg.
	Units	Expense	Per	Payroll	Per		Per	Replacements	Per	Improvements	Per		Per			Per
	(1)	(2)	Unit	(3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Grand Total	Unit

Established Properties (6)	109,648	$41,756	$381	$37,485	$342	$79,241	$723	$18,999	$173	$28,510	$260	$47,509	$433	(9)	$126,750	$1,156

New Acquisition Properties (7)	20,378	7,290	410	6,476	365	13,766	775	2,421	136	9,848	554	12,269	690		26,035	1,465

Other (8)	6,496	4,828		4,004		8,832		20,637		5,966		26,603			35,435

Total	136,522	$53,874		$47,965		$101,839		$42,057		$44,324		$86,381			$188,220

(1)	Total Units - Excludes 10,446 unconsolidated units and 3,731 military housing (fee managed) units, for which maintenance expenses and capitalized improvements to real estate are self-funded and do not consolidate into the Company's results.

(2)	Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Established Properties - Wholly Owned Properties acquired prior to January 1, 2006.

(7)	New Acquisition Properties - Wholly Owned Properties acquired during 2006, 2007 and 2008. Per unit amounts are based on a weighted average of 17,766 units.

(8)	Other - Includes properties either partially owned or sold during the period, commercial space, corporate housing and condominium conversions. Also includes $16.4 million included in replacements spent on various assets related to major renovations and repositioning of these assets.

(9)	For 2008, the Company estimates an annual stabilized run rate of approximately $1,100 per unit of capital expenditures for its established properties.

EQUITY RESIDENTIAL

Discontinued Operations
(Amounts in thousands)

	Six Months Ended		Quarter Ended
	June 30,		June 30,
	2008	2007	2008	2007

REVENUES
Rental income	$16,071	$111,894	$5,357	$48,777
Total revenues	16,071	111,894	5,357	48,777

EXPENSES (1)
Property and maintenance	8,705	38,438	3,197	17,759
Real estate taxes and insurance	1,880	14,257	645	5,840
Property management	18	264	44	61
Depreciation	3,569	30,800	1,109	13,611
General and administrative	17	10	14	8
Impairment	56	-	-	-
Total expenses	14,245	83,769	5,009	37,279

Discontinued operating income	1,826	28,125	348	11,498

Interest and other income	126	142	143	49
Interest (2):
Expense incurred, net	(27)	(2,527)	(5)	(1,217)
Amortization of deferred financing costs	-	(1,652)	-	(1,309)
Income and other tax benefit (expense)	659	(182)	459	(3)

Discontinued operations	2,584	23,906	945	9,018
Minority Interests - Operating Partnership	(162)	(1,487)	(58)	(560)
Discontinued operations, net of minority interests	2,422	22,419	887	8,458

Net gain on sales of discontinued operations	214,797	385,503	92,280	273,557
Minority Interests - Operating Partnership	(13,468)	(23,978)	(5,712)	(16,988)
Gain on sales of discontinued operations, net of minority interests	201,329	361,525	86,568	256,569

Discontinued operations, net of minority interests	$203,751	$383,944	$87,455	$265,027

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

EQUITY RESIDENTIAL

Additional Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Reconciliations

					FFO Reconciliations
					Guidance Midpoint Q2
					2008 to Actual Q2 2008
					Amounts	Per Share

Guidance midpoint Q2 2008 FFO - Diluted (1) (2)					$183,886	$0.633
Property NOI (including reserve adjustments)					8,765	0.030
Insurance/litigation settlement proceeds					1,175	0.004
Net incremental (loss) on sales of condominium units					(4,302)	(0.015)
Other					(2,031)	(0.007)

Actual Q2 2008 FFO - Diluted (1) (2)					$187,493	$0.645

Non-Comparable Items (3)

	Six Months Ended June 30,			Quarter Ended June 30,
	2008	2007	Variance	2008	2007	Variance
Property insurance reserve adjustments (real estate taxes and insurance expense)	$2,042	$(656)	$2,698	$2,036	$966	$1,070
Workers compensation reserve adjustments (property management expense)	329	173	156	113	(40)	153
Medical reserve adjustments (property management expense)	454	-	454	454	-	454
Severance charges:
Property management expense	(193)	(117)	(76)	(17)	(117)	100
General and administrative expense	(2,162)	-	(2,162)	(465)	-	(465)
Florida litigation reserve reduction (general and administrative expense)	-	1,667	(1,667)	-	42	(42)
Performance shares (general and administrative expense)	(270)	(219)	(51)	(91)	(179)	88
Impairment (including discontinued operations)	(759)	(394)	(365)	(584)	(158)	(426)
Insurance/litigation settlement proceeds (interest and other income)	1,725	-	1,725	1,175	-	1,175
Forfeited deposits (interest and other income)	488	40	448	215	17	198
Debt extinguishment costs (interest):
Prepayment penalties	-	(3,041)	3,041	-	(2,900)	2,900
Write-off of unamortized deferred financing costs	(6)	(3,828)	3,822	-	(3,110)	3,110
Net gain on sales of land parcels	-	4,516	(4,516)	-	4,516	(4,516)
Net incremental (loss) gain on sales of condominium units	(3,090)	13,587	(16,677)	(3,456)	8,903	(12,359)
Income and other tax (expense) benefit - Condo sales	727	7	720	414	(1)	415
Net non-comparable items (3)	$(715)	$11,735	$(12,450)	$(206)	$7,939	$(8,145)

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2008 Earnings Guidance (per share diluted)

	Q3 2008	2008

Expected FFO (1) (2)	$0.61 to $0.65	$2.45 to $2.55

2008 Same Store Assumptions
Physical occupancy		94.7%
Revenue change		3.00% to 3.50%
Expense change		2.25% to 2.50%
NOI change		3.50% to 4.00%
(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2008 Transaction Assumptions
Rental acquisitions		$0.75 billion
Rental dispositions		$1.0 billion
Capitalization rate spread		75 basis points

2008 Debt Assumptions
Weighted average debt outstanding		$9.8 billion to $10.0 billion
Weighted average interest rate (reduced for capitalized interest and
including prepayment penalties)		4.84%
Interest expense (including discontinued operations)		$475.0 million to $485.0 million

2008 Condominium Conversion Assumptions
Net incremental (loss) gain on sales of condominium units		$(2.5) million to $0.0 million
Pre-tax net (loss) - Condominium division (after overhead/operations)		$(10.0) million to $(7.0) million
Effective tax rate		0%
Number of condominium unit sales		125 units to 185 units

2008 Other Guidance Assumptions
General and administrative expense		$46.0 million to $48.0 million
Interest and other income		$12.5 million to $14.5 million
Income and other tax expense		$5.0 million to $6.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Weighted average Common Shares and OP Units - Diluted		290.9 million

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 24 and 25

(Amounts in thousands except per share data)
(All per share data is diluted)

			Expected	Expected
	Expected Q2 2008		Q3 2008	2008
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$156,749	$0.539	$0.59 to $0.63	$2.05 to $2.15
Add: Expected depreciation expense	145,827	0.503	0.50	2.00
Less: Expected net gain on sales (4)	(118,690)	(0.409)	(0.48)	(1.60)

Expected FFO - Diluted (1) (2)	$183,886	$0.633	$0.61 to $0.65	$2.45 to $2.55

Definitions and Footnotes for Pages 24 and 25

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)	Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)	Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

CONTACT:
Equity Residential
Marty McKenna
(312) 928-1901